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                    U. S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                               September 10, 1999
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                       NATIONAL ENVIRONMENTAL SERVICE CO.
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             (Exact name of Registrant as specified in its charter)

   State of Oklahoma                  000-24470                 73-1296420
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   (State or other jurisdiction   (Commission File No.)   (I.R.S. Employer
        of incorporation)                               Identification No.)



                             12331 East 60th Street
                            Tulsa, Oklahoma  74l46
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              (Address of principal executive offices) (Zip Code)



                                 (918) 250-2227
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              (Registrant's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets.

     On September 10, 1999, National Environmental Service Co. (hereafter "NESCO") acquired all of the issued and outstanding shares of Summit Environmental Services, Inc., Enid, Oklahoma (hereafter "Summit") in a stock for stock exchange with all of the shareholders of Summit. Summit is the successor corporation to Summit Environmental Services, L.L.C. (hereafter Summit L.L.C.) and Applied Geoscience Environmental Services, L.L.C. (hereafter AGES). These companies were providers of environmental consulting and remediation services to the fueling systems industry in Oklahoma. The companies' assets include furniture, fixtures, equipment, vehicles, contracts, transferable licenses, accounts receivable, inventory, works in process, leasehold improvements, and cash operating account. Persons or entities from whom the outstanding shares of Summit were acquired are Wesley Hill, Robert W. Sumner, Bernie Sumner, Ernest P. Blanton, and Texas Propane Company, an Oklahoma Corporation.

     The total consideration received by the Summit shareholders was 1,500,000 shares of NESCO common stock, subject to possible downward adjustment. The nature and amount of the consideration was determined by arm's-length negotiations. One million shares were delivered at closing, and the remaining 500,000 shares were placed in escrow pending the results of an independent audit and review of the financial records of Summit L.L.C. and AGES. Should the audit and review of the financial statements of Summit L.L.C. and AGES result in a downward adjustment of their collective net worth as of August 25, 1999, then the number of shares deliverable from escrow will be reduced to the amount of the downward adjustment of the combined net worth of such companies divided by $4.00. Additionally, any unpaid accounts receivable acquired at closing that have not been paid at the time of final payment shall cause a similar reduction in the shares to be delivered to the shareholders out of escrow. The audit and review shall be completed and final payment made no later than 120 days after closing Date. No cash was paid at closing.

     NESCO intends to continue to conduct the same business and services of Summit as a wholly-owned subsidiary of NESCO. NESCO has retained all of the employees of Summit.

     The offer and issuance of the shares of NESCO common stock issued to the Summit shareholders were not registered under the Securities Act of 1933 as amended, by reason of the exemption from the registration requirements of that act in Section 4(2) thereof and Regulation D promulgated thereunder. All of the Summit shareholders represented that they are accredited investors.

Item 7.  Financial Statements and Exhibits.

     (a) The required financial statements of the companies acquired by the Registrant will be filed by an amendment to this report which will be filed within 60 days from September 25, 1999.

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     (b)  The pro forma financial information required in connection with the reported transaction will be filed by an amendment to this report which will be filed within 60 days from September 25, 1999.

     (c)  Exhibits.   The following exhibit is filed herewith.

     2.1 Stock Acquisition Agreement and Plan of Reorganization dated as of September 10, 1999, by and between the Registrant and the Shareholders of Summit Environmental Services, Inc. (Schedules and exhibits are listed in the index but are omitted from this filing, but copies thereof will be provided to the Securities and Exchange Commission upon request).

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused his report to be signed on its behalf by the duly authorized undersigned officer of the Registrant.

                                    National Environmental Service Co.
                                    (Registrant)

Date:  September 21, 1999
                                    By: /s/ LARRY G. JOHNSON
                                       _______________________________
                                    Larry G. Johnson, Vice President
                                    & Secretary-Treasurer   & Chief
                                    Financial Officer (Authorized Officer and
                                    Principal Financial Officer)

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